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SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Federal Income Fund, Inc.
June 16, 1999
                                                                        % of Outstanding  % of Shares
                                                         No. of Shares       Shares          Voted
1. Election of Board members.

H. Brewster Atwater, Jr.
         Affirmative                                    351,281,365.926           52.188%      98.498%
         Withhold                                         5,356,847.895            0.796%       1.502%
          TOTAL                                         356,638,213.821           52.984%     100.000%

Arne H. Carlson
         Affirmative                                    350,645,592.309           52.094%      98.320%
         Withhold                                         5,992,621.512            0.890%       1.680%
          TOTAL                                         356,638,213.821           52.984%     100.000%

Lynne V. Cheney
         Affirmative                                    351,263,848.791           52.186%      98.493%
         Withhold                                         5,374,365.030            0.798%       1.507%
          TOTAL                                         356,638,213.821           52.984%     100.000%

William H. Dudley
         Affirmative                                    351,330,034.538           52.195%      98.512%
         Withhold                                         5,308,179.283            0.789%       1.488%
          TOTAL                                         356,638,213.821           52.984%     100.000%

David R. Hubers
         Affirmative                                    351,374,563.847           52.202%      98.524%
         Withhold                                         5,263,649.974            0.782%       1.476%
          TOTAL                                         356,638,213.821           52.984%     100.000%

Heinz F. Hutter
         Affirmative                                    351,237,411.662           52.182%      98.486%
         Withhold                                         5,400,802.159            0.802%       1.514%
          TOTAL                                         356,638,213.821           52.984%     100.000%

Anne P. Jones
         Affirmative                                    351,329,395.335           52.195%      98.511%
         Withhold                                         5,308,818.486            0.789%       1.489%
          TOTAL                                         356,638,213.821           52.984%     100.000%

William R. Pearce
         Affirmative                                    351,137,033.938           52.167%      98.457%
         Withhold                                         5,501,179.883            0.817%       1.543%
          TOTAL                                         356,638,213.821           52.984%     100.000%

Alan K. Simpson
         Affirmative                                    351,139,990.109           52.167%      98.458%
         Withhold                                         5,498,223.712            0.817%       1.542%
          TOTAL                                         356,638,213.821           52.984%     100.000%

John R. Thomas
         Affirmative                                    351,399,571.367           52.206%      98.531%
         Withhold                                         5,238,642.454            0.778%       1.469%
          TOTAL                                         356,638,213.821           52.984%     100.000%

SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Federal Income Fund, Inc.
June 16, 1999
                                                                        % of Outstanding  % of Shares
                                                         No. of Shares       Shares          Voted

C. Angus Wurtele
         Affirmative                                    351,313,356.004           52.193%      98.507%
         Withhold                                         5,324,857.817            0.791%       1.493%
          TOTAL                                         356,638,213.821           52.984%     100.000%

2.  Ratify the selection of independent auditors
         Affirmative                                    346,226,364.328           51.437%      97.081%
         Against                                          3,633,167.586            0.540%       1.018%
         Abstain                                          6,778,681.907            1.007%       1.901%
         TOTAL                                          356,638,213.821           52.984%     100.000%

3. Change the Fund name from "IDS" to "AXP"
         Affirmative                                    330,039,085.502           49.032%      92.542%
         Against                                         18,904,014.096            2.809%       5.300%
         Abstain                                          7,695,114.223            1.143%       2.158%
         TOTAL                                          356,638,213.821           52.984%     100.000%

6. Changes to investment policies
    6.1 Prohibited conflict of interest
         Affirmative                                    322,324,251.991           47.886%      93.149%
         Against                                         12,747,120.776            1.894%       3.684%
         Abstain                                         10,958,753.054            1.628%       3.167%
         TOTAL                                          346,030,125.821           51.408%     100.000%
         Not Voting                                      10,608,088.000

    6.2 Senior Securities
         Affirmative                                    322,267,065.706           47.878%      93.133%
         Against                                         12,604,133.950            1.872%       3.642%
         Abstain                                         11,158,926.165            1.658%       3.225%
         TOTAL                                          346,030,125.821           51.408%     100.000%
         Not Voting                                      10,608,088.000

    6.3 Transactions with affiliates
         Affirmative                                    322,363,972.868           47.892%      93.161%
         Against                                         12,633,134.307            1.877%       3.651%
         Abstain                                         11,033,018.646            1.639%       3.188%
         TOTAL                                          346,030,125.821           51.408%     100.000%
         Not Voting                                      10,608,088.000

FUND TOTALS                                             Shares
Record Total                                            673,105,418.586
Voted Shares                                            356,638,213.821
Percent Voted                                                   52.984%

SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Federal Income Fund, Inc. Class B
June 16, 1999
                                                                        % of Outstanding  % of Shares
                                                         No. of Shares       Shares          Voted

4. Approve a new shareholder service and distribution plan.
         Affirmative                                    133,117,762.783           45.540%      90.133%
         Against                                          9,941,670.349            3.401%       6.731%
         Abstain                                          4,631,536.184            1.585%       3.136%
         TOTAL                                          147,690,969.316           50.526%     100.000%
         Not Voting                                             586.000


FUND TOTALS                                             Shares
Record Total                                            292,308,205.054
Voted Shares                                            147,691,555.316
Percent Voted                                                   50.526%


SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Federal Income Fund, Inc. Class A & B
June 16, 1999

                                                                        % of Outstanding  % of Shares
                                                         No. of Shares       Shares          Voted

4. Approve a new shareholder service and distribution plan.
         Affirmative                                    291,793,080.675           45.880%      89.938%
         Against                                         22,390,952.517            3.521%       6.902%
         Abstain                                         10,252,267.832            1.612%       3.160%
         TOTAL                                          324,436,301.024           51.013%     100.000%
         Not Voting                                      10,608,088.000

FUND TOTALS                                             Shares
Record Total                                            635,987,842.222
Voted Shares                                            335,044,389.024
Percent Voted                                                   52.681%
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